Exhibit 99.1

Contact:	John L. Morgan
763-520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES YEAR END RESULTS

Minneapolis, MN (February 9, 2005)  –  Winmark Corporation (Nasdaq: WINA) announced today net income for the year ended December 25, 2004 of $4,082,000 or $.63 per share diluted, compared to net income of $4,013,100 or $.63 per share, in 2003.  The fourth quarter 2004 net income was $980,100, or $.15 per share diluted, compared to net income of $1,030,400, or $.16 per share diluted, for the same period last year.  Revenues for the year were $27,201,900, down from $31,243,400 in 2003.

John Morgan, Chairman and Chief Executive Officer, stated, “In 2004, we saw an increase in royalties and franchise fees as a result of the hard work of our franchisee partners and the performance of our brands.  Our results have and will continue to be challenged by start-up expenses associated with the launch of our equipment leasing business.”

Winmark Corporation develops franchises that buy, sell, trade used and new merchandise and provides equipment lease financing to a wide variety of customers.  At December 25, 2004, there were 792 franchise and retail stores in operation under the Company’s brands and an additional 30 franchises awarded but not open.  Of the stores in operation, there were 412 Play It Again Sports®, 209 Once Upon A Child®, 129 Plato’s Closet® and 42 Music Go Round® stores.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to the start of our equipment leasing business.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	December 25, 2004	December 27, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$5,983,500	$4,153,300
Marketable securities	1,390,800	2,343,500
Receivables, less allowance for doubtful accounts of $202,000 and $291,200	2,019,800	2,341,300
Inventories	419,600	528,600
Prepaid expenses and other	654,800	305,800
Deferred income taxes	492,600	602,100
Total current assets	10,961,100	10,274,600

Net investment in leasing operations	1,679,700	—
Long-term investments	10,932,600	7,783,800
Long-term notes receivables, net	54,400	62,400
Property and equipment, net	293,600	202,200
Other assets, net	654,600	602,600
Deferred income taxes	196,400	233,800
	$24,772,400	$19,159,400

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,063,800	$1,491,400
Accrued liabilities	1,299,300	1,544,500
Current deferred revenue	611,800	604,400
Total current liabilities	2,974,900	3,640,300

Long-term deferred revenue	239,200	113,900

Shareholder’s Equity:
Common stock, no par, 10,000,000 shares authorized, 5,964,547 and 5,671,596 shares issued and outstanding	5,186,300	2,996,300
Other comprehensive income	25,600	144,500
Retained earnings	16,346,400	12,264,400

Total shareholders’ equity	21,558,300	15,405,200
	$24,772,400	$19,159,400

WINMARK CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter Ended			Fiscal Year Ended
	December 25, 2004		December 27, 2003	December 25, 2004	December 27, 2003
REVENUE:
Royalties	$4,169,600		$4,216,900	$16,889,300	$16,333,700
Merchandise sales	1,819,500		2,825,900	8,733,600	13,427,600
Franchise fees	290,100		290,000	983,700	860,300
Other	162,600		128,100	595,300	621,800
Total revenue	6,441,800		7,460,900	27,201,900	31,243,400

COST OF MERCHANDISE SOLD	1,503,900		2,244,600	7,228,400	10,692,400

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,345,900		3,399,800	13,348,800	14,155,900

Income from operations	1,592,000		1,816,500	6,624,700	6,395,100

LOSS FROM EQUITY INVESTMENTS	(71,700)		(72,200)	(194,800)	(136,300)

GAIN (LOSS) ON SALE OF MARKETABLE SECURITIES	—		(51,800)	173,800	101,500

INTEREST AND OTHER INCOME (LOSS)	113,200		(3,400)	266,800	182,400

Income before income taxes	1,633,500		1,689,100	6,870,500	6,542,700

PROVISION FOR INCOME TAXES	653,400		658,700	2,788,500	2,529,600

NET INCOME	$980,100	`	$1,030,400	$4,082,000	$4,013,100

EARNINGS PER SHARE - BASIC	$.16		$.18	$.70	$.71

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	5,964,547		5,669,096	5,872,084	5,665,700

EARNINGS PER SHARE - DILUTED	$.15		$.16	$.63	$.63

WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	6,614,275		6,433,171	6,499,935	6,321,127